UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
 SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN
PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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MIMEDX GROUP, INC.
(Name of registrant as specified in its charter)
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On May 9, 2022, the Registrant published a memorandum to employees. Please note the following cautionary statement and additional information regarding the memorandum:

Important Cautionary Statement
This memorandum includes forward-looking statements, including, among other things, statements regarding our Company’s strong foundation for continued growth in 2022 and beyond. Additional forward-looking statements may be identified by words such as "believe," "expect," "may," "plan," “goal,” “outlook,” "potential," "will," "preliminary," and similar expressions, and are based on management's current beliefs and expectations.

Forward-looking statements are subject to risks and uncertainties, and the Company cautions investors against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ from expectations include: (i) future sales are uncertain and are affected by competition, access to customers, patient access to healthcare providers, and many other factors; (ii) the status, timing, results and expected results of the Company’s clinical trials, planned regulatory submissions and regulatory approvals, and our expectations regarding our ability to potentially accelerate the timing of any trial or regulatory submission, depend on a number of factors including favorable trial results, patient access, and our ability to manufacture in accordance with Current Good Manufacturing Practices (CGMP) and appropriate chemistry and manufacturing controls; (iii) the Company may change its plans due to unforeseen circumstances, or delays in analyzing and auditing results, and may delay or alter the timeline for future trials, analyses, or public announcements; (iv) our access to hospitals and health care provider facilities could be restricted as a result of the ongoing COVID-19 pandemic or other factors; (v) the results of scientific research are uncertain and may have little or no value; (vi) our ability to sell our products in other countries depends on a number of factors including adequate levels of reimbursement, regulatory approvals, market acceptance of novel therapies, and our ability to build and manage a direct sales force or third party distribution relationship; (vii) the effectiveness of amniotic tissue as a therapy for particular indications or conditions is the subject of further scientific and clinical studies; and (viii) we may alter the timing and amount of planned expenditures for research and development based on the results of clinical trials and other regulatory developments. The Company describes additional risks and uncertainties in the Risk Factors section of its most recent annual report and quarterly reports filed with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this memorandum and the Company assumes no obligation to update any forward-looking statement.

Important Additional Information
The Company, its directors, director nominees and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with the 2022 annual meeting of shareholders (the “2022 Annual Meeting”). The Company has filed a definitive proxy statement and a WHITE proxy card with the Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from the Company’s shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. The Company’s definitive proxy statement for the 2022 Annual Meeting contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors, director nominees and executive officers in the matters to be acted upon at the 2022 Annual Meeting. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4 and 5, which are available on the Company’s website at www.mimedx.com or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2021. Shareholders are able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge on the Company’s website at www.mimedx.com.

The memorandum to employees read as follows:
Date: May 9, 2022
To: All Employees
From: Timothy R. Wright
Subject: 2022 Annual Meeting

This morning, we issued a press release in response to a communication from one of our shareholders, Prescience Point, who announced that they would be asking other shareholders to withhold votes from our two directors nominated for election at the upcoming Annual Meeting. A copy of the press release can be found here.
We do not believe that Prescience Point’s interests are aligned with those of our other stakeholders, and unfortunately, their goals appear to be self-serving and short-term focused. Our directors, including Dr. Phyllis Gardner and James L. Bierman, who are up for election this year, have been instrumental in our successful turnaround. They each bring important skills, business acumen and relevant experience to our board, and we are urging all of our shareholders to vote “FOR” Dr. Gardner and Jim Bierman on the WHITE proxy card.
Today, MIMEDX is a stronger company that is well-positioned to capitalize on the growing opportunities in our space and create value for all of our stakeholders. As our recent results show, we have been delivering strong, consistent growth in our Wound Care and Surgical Recovery business, and I am proud of our progress – the methodical changes we have made are working, and I believe great things lie ahead for our company.
If you own MIMEDX shares that have vested, you will be receiving proxy materials soon, so please be on the lookout for those and take action in advance of the Annual Meeting on June 7, 2022. If you have any questions or need assistance voting your shares, please call our proxy solicitor, Morrow Sodali, at (203) 658-9400.
As we approach the Annual Meeting, I anticipate that you will see more public statements from both MIMEDX and Prescience Point. As a company, we have worked hard to establish a patient-centered mission, always putting customers and patients first – through innovative products and science, ethical decision-making, and a commitment to high quality standards in all avenues of business. Our core values of Character, Customer Orientation, Innovation, Collaboration and Stewardship have helped define the culture at MIMEDX, and I ask you to remain focused on the great work you do to improve people’s health and lives every day – our MIMEDX community can accomplish much together. While we recommend that employees who own shares help support the Company by taking the time to vote on the WHITE proxy card, it remains business as usual from an operational perspective.
This news may attract increased attention from outside parties. If you receive any inquiries from outside the Company or the media, please follow company policy and forward them to Jack Howarth at [XXX@XXX] and Hilary Dixon at [XXX@XXX]. In the event that someone external to MIMEDX contacts you, please direct them to either Hilary or Jack, and as a reminder, it is important that you do not engage on social media regarding this matter.
We will keep you updated as there is more information to share. Thank you for your continued efforts and commitment to MIMEDX.

I thank you,

Tim